                          FUND PARTICIPATION AGREEMENT

WHEREAS Hartford Life Insurance Company ("Insurer") for itself and on behalf of its Separate Account HLA-DCA-III (the "Account") desires to purchase shares of the Putnam Funds listed on the attached Schedule A (the "Funds") to be made available to serve as underlying investment media for certain group annuity contracts (the "Contracts") to be offered by the Insurer;

WHEREAS Putnam Mutual Funds Corp., the Funds' distributor (the "Distributor"), desires to sell shares of the Funds to the Insurer for such purposes; and

WHEREAS, the Insurer and the Distributor desire to enter into an agreement to provide for certain administrative, service and procedural matters in connection with such sales.

NOW THEREFORE, the Insurer and the Distributor agree as follows as of this 30th day of June, 1997.

1. The Insurer represents that it has established the Account as a separate account under Connecticut law to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by the Insurer to separate divisions of the Account for investment in the shares of specified investment companies selected among those investment companies available through the Account to act as underlying investment media. Selection of a particular investment company or companies is made by the owner of the Contract (the "Contract Owner") who may change such selection from time to time in accordance with the terms of the applicable Contract.

2. The Insurer agrees to make every reasonable effort to market its Contracts. It will give equal emphasis and promotion to shares of the Funds as is given to other underlying investments of the Account. In marketing its Contracts, the Insurer will comply with all applicable state or federal laws, including, but not limited to, delivering prospectuses for the Funds to potential and actual Contract Owners as required by applicable securities laws.

3. The Distributor represents that it is registered as a broker-dealer under the Securities Exchange Act of 1934, and may properly cause shares of the Funds to be made available for the purposes of this Agreement pursuant to a general distribution agreement between the Funds and the Distributor, that the Funds are duly registered under the Investment Company Act of 1940, as amended, and the shares of the Funds have been registered under the Securities Act of 1933, as amended.

4. The Distributor shall provide net asset value, dividend information and capital gain information at the close of trading each Business Day to the Insurer. The Distributor shall use its best efforts to supply such information by 7:00 p.m. on such Business Day. The Distributor appoints the Insurer as its agent for the limited purpose of accepting orders for purchases and redemptions of shares of the Funds from Contract Owners. Orders by the Insurer for the Account will be placed and payment for net purchases will be wired to a custodial account designated by the Funds. Orders for liquidation of shares of the Funds will be wired from the Funds' custodial account to the account designated by the Insurer. The Funds will execute purchase and redemption orders for shares at the net asset value as determined as of the close of trading on the Business Day of receipt of such orders in proper form by the Insurer, provided the Insurer receives such orders in proper form by 4:00 p.m. Eastern Time and that such orders are received by the Distributor no later than 9:30 a.m. Eastern Time the next Business Day, or after June 30, 1998, 2:00 a.m. the day following the day the Insurer receives the order. The Insurer shall make payment for such orders on the Business Day following receipt thereof. Orders received after such times will be executed at the closing price on the next Business Day. The Insurer elects to have dividends and capital gains distributions reinvested in additional shares at the ex-dividend date net asset value. The Insurer reserves the right to revoke this election and to receive all such dividend income and capital gain distributions in cash. The Funds reserve the right to suspend sales of their shares at any time and from time to time or to refuse any order to purchase their shares. Business Day shall mean each day the New York Stock Exchange is open for trading.

5. All expenses incident to the performance by the Distributor under this Agreement shall be paid by the Distributor. All expenses incident to the performance by the Insurer under this Agreement shall be paid by the Insurer. The Funds shall pay the cost of registration of their shares with the Securities and Exchange Commission ("SEC"). The Funds shall distribute to the Insurer their proxy materials, periodic fund reports to shareholders and other material the Funds may require to be sent to participants. The Distributor shall provide the Insurer with the Funds' prospectuses and sales literature to be used in connection with transactions contemplated by this Agreement in such quantities as the Insurer may reasonably request. The Distributor or the Funds shall pay the cost of printing of proxy material, shareholder reports and prospectuses so long as these documents are requested in the form used generally in the public offering of the Funds' shares. The Insurer shall bear the costs of mailing such material to potential and existing shareholders.

6. (a) The Insurer and its agents shall make no representations concerning the Funds or Funds' shares except those contained in the then current prospectus or Statement of Additional Information of the Funds and in current printed sales literature of the Distributor except with the permission of the Distributor. The Insurer agrees to indemnify the Funds and the Distributor with regard to any misuse or misrepresentations by the Insurer or such agents associated with the material.

(b) The Distributor, the Funds and their agents shall make no representation concerning the Insurer, the Account or the Contracts except those contained in the then current prospectus for such Contracts, or in reports for the Account or prepared for distribution to owners of the Contracts, or in current printed sales literature or other promotional material approved by the Insurer, except with the permission of the Insurer. The Distributor agrees to indemnify the Insurer with regard to any misuse of misrepresentation by the Distributor or any Fund or such agents associated with the material.

7. Administrative services to participants shall be the responsibility of the Insurer and shall not be the responsibility of the Distributor or the Funds.

8. (a) So long as the Insurer complies with its obligations in this Section 8, the Distributor shall pay the insurer a service fee (the "Service Fee") on shares of the Funds held in the Account at the annual rates specified in Schedule A (excluding any accounts for the Insurer's own corporate retirement plans), subject to Section 8(b) hereof.

(b)  The Insurer understands and agrees that:

       (i) all Service Fee payments are subject to the limitations contained in each Fund's Distribution Plan, which may be varied or discontinued at any time;

       (ii) the Insurer's failure to provide the services described in Section 8(c) or otherwise comply with the terms of the Agreement will render it ineligible to receive service fees; and

       (iii) the Distributor may amend this Section 8 to change the terms of the Service Fee payments with prior written notice to the Insurer.

(c) The Insurer will provide the following services to the Contract Owners purchasing Fund shares:

       (i) Maintain regular contact with Contract Owners and assist in answering inquiries concerning the Funds;

       (ii) Assist in distributing shareholder reports, prospectuses and other sale and service literature provided by the Distributor or the Fund;

       (iii) Assist the Distributor and its affiliates in the establishment and maintenance of shareholder accounts and records;

       (iv) Assist Contract Owners in effecting administrative changes, such as exchanging shares in or out of the Funds;

       (v)  Assist in processing purchase and redemption transactions; and

       (vi) Provide any other information or services as the Contract Owners or the Distributor may reasonably request.

The Insurer will support the Distributor's marketing efforts by granting reasonable requests for visits to the Insurer offices by the Distributor's wholesalers.

(d) The Insurer's compliance with the service requirement set forth in this Agreement will be evaluated from time to time by monitoring redemption levels of Fund shares held in the Account and by such other methods as the Distributor deems appropriate.

(e) The provisions of this Section 8 shall remain in effect for not more than one year from the date of its execution or adoption and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees of each of the Funds in conformity with Rule 12b-l under the Investment Company Act of 1940 (the "1940 Act"). This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Section 8 may be terminated at any time, without the payment of any penalty, by either party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or, as provided in Rule 12b-l under the 1940 Act by the Trustees of any Fund or by the vote of the holders of the outstanding voting securities of any Fund.

(f) The Distributor shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Insurer under this Agreement and the purposes for which such expenditures were made.

9.  This Agreement shall terminate:

(a) at the option of the Insurer or the Distributor upon 30 days' advance written notice to the other party;

(b) by the Distributor with respect to any Fund, upon 30 days prior notice of a decision by the Distributor to cease the public offering of shares of the Fund.

(c) at the option of the Insurer if shares of the Funds are not available for any reason to meet the requirements of Contracts. Reasonable advance notice of election to terminate shall be furnished by the Insurer;

(d) upon termination of the Distributors' general distribution agreement with the Funds. Notice of such termination shall be promptly furnished by the Distributor to the Insurer. This paragraph (d) shall not be deemed to apply if, contemporaneously with such termination, a new contract of substantially similar terms is entered into between the Distributor and the Funds;

(e) upon assignment of this Agreement, at the option of any party not making the assignment, unless made with the written consent of each other; and

(f) by one party upon material breach of the terms of this Agreement by the other party.

10. Termination pursuant to Section 9 shall not affect the Distributor's obligation to furnish shares of the Funds to the Contracts then in force for which the shares of the Funds serve or may serve as the underlying medium unless such further sale of shares of the Funds are prohibited by law, subject to the Funds' rights set forth in Section 4 to suspend sales of their shares or refuse any order to purchase shares.

11. Each notice required by this Agreement shall be given In writing and delivered via certified mail return receipt requested to:

     If to the Insurer:

          Hartford Life Insurance Company
          200 Hopmeadow Street
          Simsbury, CT 06089
          Attn.: Lynda Godkin, General Counsel

     If to the Distributor:

          Putnam Mutual Funds Corp.
          One Post Office Square
          Boston, Massachusetts 02109
          Attn.: Retirement Plans and Insurance Products

Or to such other address as may be specified in a written notice given to the other party. The date of service of notice or demand shall be the receipt of any certified mail receipt.

12. The Insurer will distribute all proxy materials furnished by the Funds and will vote shares of the Funds in accordance with instructions received from the Contract Owners of such shares of the Funds. The Insurer shall vote the shares of the Funds for which no instructions have been received in the same proportion as shares of the Funds for which said instructions have been received from Contract Owners provided that the Insurer reserves the right to vote Fund shares held in the Account in its own right, to the extent permitted by law. The Insurer and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the shares of the Funds held for such Contract Owners. The Insurer will provide to the Funds a list of Contract Owners (and their addressees) upon written notice from any officer or director of the Funds. Such information will be used for proxy solicitation purposes only.

13. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit authorities of competent jurisdiction reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

14. (a) Each party ("Indemnifying Party") hereby agrees to defend, indemnify and hold wholly harmless the other party and the Funds ("Indemnified Party") and each of an Indemnified Party's directors, officers, employees, and agents from any liability, loss, cost or expense whatsoever incurred by such Indemnified Party by reason of the Indemnifying Party's breach of its obligations pursuant to this Agreement, including the violation of any applicable federal or state law or regulation.

(b) An Indemnifying Party shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party is subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

(c) An Indemnifying Party shall not be liable under this indemnification provision or Section 6 with respect to any claim made against an Indemnified Party unless such Indemnified party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying party to such party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

15. (a) Prospectus, advertising and sales literature with respect to the Funds prepared by the Insurer or its agents for use in marketing its Contracts will be submitted to the Distributor for review and acceptance before such material is submitted to the SEC or NASD for review or otherwise used. No such material will be used if the Distributor reasonably objects to its use in writing within ten days after receipt of such material.

(b) Prospectus, advertising and sales literature prepared by the Distributor which name the Insurer or its agents for use in marketing the Funds will be submitted to the Insurer for review and acceptance before such material is submitted to the SEC and NASD for review, or otherwise used. No such materials will be used if the Insurer reasonably objects to its use in writing within ten days after receipt of such materials.

16. Notwithstanding the termination of this Agreement, each party's obligation to indemnify the other pursuant to Sections 6 and 14 shall survive.

17. The Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts and the rules and regulations thereunder, including any exemptive relief therefrom and the orders of the SEC setting forth such relief.

18. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

19. This Agreement contains the entire understanding and agreement among the parties with respect to the subject matter of this Agreement and may not be amended except by written agreement of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY on its own behalf and on behalf of SEPARATE ACCOUNT HLA-DCA-III

By:    /s/ Janet W. Gorski
       --------------------------------
Name:  Janet W. Gorski
Title: Dir. Prod. Devel. & Mktg.
       Municipal Mkts.

PUTNAM MUTUAL FUNDS CORP.

By:    /s/ Jeffrey Miller
       --------------------------------
Name:  Jeffrey Miller
Title: Managing Director

                                   SCHEDULE A

FUND                                                    SERVICE FEE
------------------------------------------------------------------------
Putnam High Yield Advantage Fund                    0.25%
Putnam International New Opportunities Fund         0.25%
Putnam Vista Fund                                   0.25%

                                AMENDMENT NO. 1
                                     TO THE
                          FUND PARTICIPATION AGREEMENT
                                    BETWEEN
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                           PUTNAM MUTUAL FUNDS CORP.

THIS AMENDMENT, is made as of this 30th day of June, 1998, by and between HARTFORD LIFE INSURANCE COMPANY (the "Insurer") and PUTNAM MUTUAL FUNDS CORP. (the "Distributor").

                                  WITNESSETH:

WHEREAS, the Insurer and the Distributor are parties to that certain Fund Participation Agreement dated June 30, 1997 (the "Agreement"); and

WHEREAS, the Insurer and the Distributor desire to amend the Agreement to expand the number of separate accounts of the Insurer which may purchase shares of the Putnam Funds (the "Funds") and to identify those Funds and the corresponding separate accounts of the Insurer on certain schedules attached to and made part of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises, the Insurer and the Distributor agree as follows:

1. The separate account of the Insurer referred to as "Separate Account HLA-DCA-III" in the Agreement is properly named Separate Account HL-DCA-III and the Agreement is corrected accordingly.

2. The term "Account" as used in the Agreement shall include the following separate accounts of the Insurer: Separate Account HL-DCA-III, Separate Account TK, Separate Account TK-1, Separate Account TK-2, Separate Account TK-3 and Separate Account TK-4.

3. Schedule A to the Agreement is hereby amended and replaced in its entirety with Schedule A attached hereto setting forth those certain Funds, the shares of which may be purchased by Separate Account HL-DCA-III, and the corresponding Service Fee.

4. Schedule B attached hereto is hereby added to the Agreement and made a part thereof. Such Schedule B sets forth those certain Funds, the shares of which may be purchased by each of the following Accounts: Separate Account TK, Separate Account TK-1, Separate Account TK-2, Separate Account TK-3 and Separate Account TK-4, and such Schedule B further sets forth the corresponding Service Fee for each Fund identified therein.

5. To avoid any doubt, the parties confirm that the shares of the Funds to which this Agreement relates are Class A shares.

6. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY        PUTNAM MUTUAL FUNDS CORP.

By     /s/ Peter J. Vogt               By     /s/ Eric S. Levy
       ------------------------------         ------------------------------
Name:  Peter J. Vogt                   Name:  Eric S. Levy
Title: Assistant Vice President        Title: Senior Vice President

                                   SCHEDULE A

SEPARATE ACCOUNT                                    FUND                              SERVICE FEE
-------------------------------------------------------------------------------------------------------------
Separate Account HL-DCA-III          Putnam High Yield Advantage Fund     0.25%
Separate Account HL-DCA-III          Putnam International New             0.25%
                                     Opportunities Fund
Separate Account HL-DCA-III          Putnam Vista Fund                    0.25%

                                   SCHEDULE B

SEPARATE ACCOUNT                                    FUND                              SERVICE FEE
-------------------------------------------------------------------------------------------------------------
Separate Accounts TK, TK-1, TK-2,    Putnam High Yield Advantage Fund     0.25%
TK-3 and TK-4
Separate Accounts TK, TK-1, TK-2,    Putnam Investors Fund                0.25%
TK-3 and TK-4
Separate Accounts TK, TK-1, TK-2,    Putnam Vista Fund                    0.25%
TK-3 and TK-4

                                AMENDMENT NO. 2
                                     TO THE
                          FUND PARTICIPATION AGREEMENT
                                    BETWEEN
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                           PUTNAM MUTUAL FUNDS CORP.

THIS AMENDMENT is made as of this 16th day of August, 1999 by and between HARTFORD LIFE INSURANCE COMPANY (the "Insurer") and PUTNAM MUTUAL FUNDS CORP. (the "Distributor").

                                  WITNESSETH:

WHEREAS, the Insurer and the Distributor are parties to that certain Fund Participation Agreement dated June 30, 1997, as amended on June 30, 1998 (the "Agreement"); and

WHEREAS, the Insurer and the Distributor desire to amend the Agreement to expand the number of separate accounts of the Insurer which may purchase shares of the Putnam Funds (the "Funds") and to identify those Funds and the corresponding separate accounts of the Insurer on certain schedules attached to and made part of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises, the Insurer and the Distributor agree as follows:

1. The term "Account" as used in the Agreement shall include the following separate accounts of the Insurer. Separate Account HL-DCA-III, Separate Account TK, Separate Account TK-1, Separate Account TK-2, Separate Account TK-3; Separate Account TK-4 and Separate Account 457.

2. Schedule C attached hereto is hereby added to the Agreement and made a part thereof. Such Schedule C sets forth those certain Funds, the shares of which may be purchased by Separate Account 457 and such Schedule C further sets forth the corresponding Service Fee for each Fund identified therein.

3. The parties confirm that the shares of the Funds to which this Agreement relates are Class A shares.

4. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY         PUTNAM MUTUAL FUNDS CORP.

By      /s/ Eric H. Wietsma             By      /s/ Eric S. Levy
        ------------------------------          ------------------------------
Name:   Eric H. Wietsma                 Name:   Eric S. Levy
Title:  Assistant Vice President        Title:  Senior Vice President

                                   SCHEDULE C

SEPARATE ACCOUNT                                  FUND                     SERVICE FEE
---------------------------------------------------------------------------------------
Separate Account 457            Putnam High Yield Advantage Fund               0.25%
Separate Account 457            Putnam Investors Fund                          0.25%
Separate Account 457            Putnam Vista Fund                              0.25%

                                AMENDMENT NO. 3
                                     TO THE
                         FUND PARTICIAPATION AGREEMENT
                                    BETWEEN
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                         PUTNAM RETAIL MANAGEMENT, INC.

THIS AMENDMENT, made and entered into as of the 18th day of September, 2000, between Hartford Life Insurance Company ("Company"), a Connecticut corporation, and Putnam Retail Management, Inc. (formerly known as "Putnam Mutual Funds Corp." ("Putnam")).

WHEREAS, the parties have entered into a Fund Participation Agreement as of June 30, 1997; as amended on June 30, 1998 and August 16, 1999;

WHEREAS, the parties desire to amend that Agreement to allow for the addition of certain Funds and Separate Accounts;

NOW THEREFORE, the parties agree as follows:

1. Any of the Separate Accounts described on the attached Schedule A may invest in any of the Funds listed on the attached Schedule B. Any representations or warranties made with regard to a Separate Account in the Agreement shall apply to all Separate Accounts described in Schedule A, to the extent a Separate Account invests in such Fund.

2. The Company represents that the Separate Accounts described on Schedule A are created to fund annuity contracts or group funding agreements issued in connection with plans intended to meet the requirements of Sections 401, 403 or 457 of the Internal Revenue Code and are exempt from registration under the Securities Act of 1933.

3. Any Funds listed in the attached Schedule B (in addition to those Funds listed in the initial Fund Participation Agreement and any amendments thereto) may be invested in by any of the Separate Accounts described in Schedule A. Schedule B also lists the corresponding Service Fee for each of the Funds to be added by this Amendment.

4. The parties confirm that the shares of the Funds to which this Amendment relates are Class A shares.

5. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY on its own behalf and on behalf of the Separate Accounts.

By      /s/ Olga Zalevsky
        -----------------------------------
Name:   Olga Zalevsky
Title:  Assistant Actuary

PUTNAM RETAIL MANAGEMENT, INC.

By      /s/ Eric Levy
        -----------------------------------
Name:   Eric Levy
Title:  Senior Vice President
        Director, Insurance Products
        Management and Development

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457,
UFC

                                   SCHEDULE B

PORTFOLIO                                  SERVICE FEE
-------------------------------------------------------------
Putnam Global Growth Fund                           0.25%
Putnam Investors Fund                               0.25%
Putnam Voyager Fund                                 0.25%

                                AMENDMENT NO. 4
                                     to the
                          FUND PARTICIPATION AGREEMENT
                                    Between
                        HARTFORD LIFE INSURANCE COMPANY
                                      And
                         PUTNAM RETAIL MANAGEMENT, L.P.

THIS AMENDMENT, made and entered into as of the 18th day of June, 2001 between Hartford Life Insurance Company ("Company"), a Connecticut corporation, and Putnam Retail Management, L.P. (formerly know as "Putnam Mutual Funds Corp.") ("Putnam").

WHEREAS, the parties have entered into a Fund Participation Agreement as of June 30, 1997; as amended on June 30, 1998, August 16, 1999, and September 18, 2000; and

WHEREAS, the parties desire to amend that Agreement to allow for the addition of certain Fund or Funds;

NOW THEREFORE, the parties agree as follows:

1. Any Funds listed in the attached Schedule B (in addition to those Funds listed in the initial Fund Participation Agreement and any amendments thereto) may be invested in by any of the Separate Accounts described in Schedule A of the Fund Participation Agreement. Schedule B also lists the corresponding Service Fee for the Fund to be added by this Amendment.

2. The parties confirm that the shares of the Fund to which this Amendment relates are Class A shares.

3. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY on its own behalf and on behalf of the Separate Accounts.

By     /s/ Olga Zalevsky
       ------------------------------
Name:  Olga Zalevsky
Title: Assistant Actuary

PUTNAM RETAIL MANAGEMENT, L.P.

By     /s/ Eric S. Levy
       ------------------------------
Name:  Eric S. Levy
Title: Senior Vice President

                                   SCHEDULE B

PORTFOLIO                           SERVICE FEE
-----------------------------------------------
Putnam International Growth Fund    0.25%

                                AMENDMENT NO. 5
                                     to the
                          FUND PARTICIPATION AGREEMENT
                                    Between
                        HARTFORD LIFE INSURANCE COMPANY
                                      And
                         PUTNAM RETAIL MANAGEMENT, L.P.

THIS AMENDMENT is made and entered into as of the 1st day of September, 2001 between Hartford Life Insurance Company ("Company"), a Connecticut corporation, and Putnam Retail Management, L.P. (formerly know as "Putnam Mutual Funds Corp.") ("Putnam"), and Putnam Fiduciary Trust Company ("PFTC").

WHEREAS, Company and Putnam have previously entered into a Fund Participation Agreement as of June 30, 1997; as amended on June 30, 1998, August 16, 1999, September 18, 2000 and June 18, 2001; and

WHEREAS, the Company and Putnam desire to amend that Agreement to add Schedule D, which specifies the Funds to be offered under Company's corporate market retirement product Hartford 401 Cornerstone(SM) (the "Cornerstone Product") and the corresponding fees payable to Company, and the other terms set forth herein.

WHEREAS, PFTC serves as transfer agent and shareholder servicing agent of the Funds, and will pay a portion of such fees to the Company in consideration of certain administrative and recordkeeping services the Company will perform for Plans that invest in the Cornerstone Product;

WHEREAS, the Company and Putnam acknowledge the need to add PFTC as an additional signatory to this Amendment; said signatory shall acknowledges and agrees to the terms contained herein,

NOW THEREFORE, the parties agree as follows:

1. Any Funds listed in the attached SCHEDULE D may be invested in by any of the Separate Accounts described in SCHEDULE A of the Fund Participation Agreement, as amended. SCHEDULE D also lists the corresponding Service Fee and Sub-T/A Fee for the Fund to be added by this Amendment, which shall be payable to Company (or if appropriate, its affiliated broker dealer).

2. The parties confirm that the shares of the Fund to which this Amendment relates arc Class A shares.

3. In addition to the services set forth in the Agreement, with respect to the Funds listed on SCHEDULE D hereof, the Company shall perform the following administrative services for the benefit of Plans who, through the purchase the Cornerstone Product, invest in shares of any Putnam Fund (collectively, the "Services"):

       a) Maintain separate records for each Plan that holds an interest in the Account that invests in a Putnam Fund, which records shall reflect the value of all purchases and redemptions in and out of, and the value of, the Account. The Company shall maintain a single master account with the transfer agent of the Fund in the name of the Company or its nominee as the record owner of the shares owned by such Account.

       b) Disburse or credit to the Plans entitled to the same in conformity with the terms of the relevant contract all proceeds of redemptions of shares of the Fund and other distributions not reinvested in shares of the Fund.

       c) Prepare and transmit to each Plan customer periodic account statements as of the statement closing date, showing the value of the Plan's interest in the Fund, purchases and redemptions by the Plan, and earnings and other distributions paid to the Plan during the statement period (whether paid in cash or reinvested). The Company shall transmit such statements to the Plans in such form and at such times as set forth in agreements between the Company and the Plans.

       d) Provide to the Funds, or to PFTC, acting in its capacity as transfer agent for any of the Funds, or any of the agents designated by any of them. such periodic reports as shall reasonably be concluded to be necessary to enable any of the Funds and its distributor to comply with State Blue Sky requirements.

4. The Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services, and will otherwise comply with all law, rules, and regulations applicable to the Services. Upon the request of a Putnam Fund, the Company shall provide copies of all the historical records relating to transactions involving that Putnam Fund and the Plans, in each case as may be reasonably be requested to enable the Fund or its representatives, including without limitation its auditors, investment adviser, or counsel or PFTC or any successor transfer agent or distributor, to monitor and review the Services, or to comply with any request of the Trustees (collectively, the "Trustees") of the Putnam Funds or of a governmental body, self-regulatory organization or shareholder. Each party agrees that it will permit representatives of the other party (including, in PFTC's case, representatives of the Putnam Funds) to have access to personnel, facilities, and records of the other party in order to facilitate the monitoring of the quality of the Services. All costs and expenses incurred by the Company in providing access to the Putnam Funds and their representatives shall be paid by the Putnam Funds. Notwithstanding this provision, it is understood and agreed that the names and addresses of the Company customers are the exclusive property of the Company and that such customer information will not be revealed or provided to the Funds and their representatives pursuant to this Agreement; PROVIDED, HOWEVER, that such customer information will be provided by the Company directly to any court or governmental agency, or as they may direct, if required by applicable law or governmental or court order. Putnam and PTFC hereby agrees to use and disclose Protected Information, as defined below, only to carry out the purposes for which it was disclosed to them, and will not use or disclose Protected Information where prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of the Agreement, "Protected Information" means any information not available to the public and collected by Putnam, PTFC or its affiliates about Company's customers and claimants in connection with an insurance transaction or service, including, but not limited to, financial and medical information that identifies an individual personally, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them Notwithstanding the foregoing or anything else contained herein, this Agreement shall not require the Company or PFTC to preserve any records relating to this Agreement beyond the time periods otherwise required by the laws to which the Company or PFTC is subject.

5. PFTC agrees that it and its representatives given access to the personnel and/or facilities and/or records of the Company shall treat all records and information obtained in connection with access to the Company personnel, records and/or facilities or otherwise under this Agreement as confidential and shall not disclose information contained therein except as permitted under Section 4 above, or as otherwise required by applicable law, rule or regulation or as may be necessary or appropriate in a proceeding to enforce their rights under this Agreement. All such records and information maintained by the Company and its affiliates in connection with this Agreement are the exclusive property of the Company and shall remain so notwithstanding any release thereof in accordance with the terms of this Agreement. No person having access to such records or information may use such records or information to solicit, directly or indirectly, any customer of the Company for any purpose. The provisions of
Section 4 and 5 hereof shall survive the termination of the Agreement and/or this Amendment.

6. Without limiting any right or remedy of any Fund, the Company hereby agrees to notify promptly PFTC if for any reason it is unable to perform fully and promptly any of the Services under this Amendment.

7. The provisions of this Amendment shall in no way limit the authority of any of the Funds or PFTC to take such action as any of such parties may deem appropriate or advisable in connection with all matters relating to the operations of any of such Funds and/or sale of its shares. This provision shall not relieve PFTC of its obligations to the Company hereunder.

8. Putnam shall pay to the Company the Service Fee set forth in SCHEDULE D. In addition, in consideration of the Services, PFTC shall pay to the Company, the annual Sub-T/A fee set forth in SCHEDULE D. Such fees shall be 0.25% (twenty-five basis points) and 0.10% (ten basis points), respectively, of the average aggregate amount invested through the Cornerstone Product in Putnam Funds at the direction of a Plan ("Qualifying Assets"), which fees shall be in addition to any other compensation payable to the Company or its affiliates as agreed to between the parties. As of the date of this Amendment, the fees set forth in the attached SCHEDULE D, which are applicable to the Cornerstone Product, are substantially similar to the fees charged to other non-affiliated fund groups for the Cornerstone Product that receive a substantially similar level of services from the Company. Upon the written request of PFTC, which request may be made annually (or with such other frequency as the parties deem reasonable), Company shall advise PFTC if it has negotiated an agreement with a non-affiliated fund group not previously offered through the Cornerstone Product and the Sub-T/A fees payable by such other fund group are more favorable than those paid by PFTC hereunder, provided that (a) Company is to provide services to such other fund group similar to the Services provided under this Agreement and (b) such services are applicable to the Cornerstone Product. Notwithstanding the foregoing, PFTC and Putnam acknowledge and agree that Company shall not be required to disclose the specific fees payable to Company (or its affiliates) by any other fund group or company. Payment by PFTC and Putnam of the fees hereunder shall be made quarterly.

9. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS WHEREOF, the Company, Putnam and PFTC have caused this Amendment to be duly executed as of the date first above written.

PUTNAM FIDUCIARY TRUST COMPANY           PUTNAM RETAIL MANAGEMENT, LP,
                                         By: PUTNAM RETAIL MANAGEMENT
                                         GP, INC., General Partner

BY:    /s/ Peter Gallary                 BY:    /s/ Eric S. Levy
       --------------------------------         --------------------------------
Name:  Peter Gallary                     Name:  Eric S. Levy
Title: MD                                Title: Senior Vice President
Date:  10/23/01                          Date:  10/22/01

HARTFORD LIFE INSURANCE COMPANY

BY:       /s/ Michael J. Welsh
          --------------------------------------------------
Name:     Michael J. Welsh
Title:    Vice President
Date:     10/26/01

                                   SCHEDULE D

PORTFOLIO                                SERVICE FEE PAID BY PUTNAM            SUB T/A FEE PAID BY PFTC
-------------------------------------------------------------------------------------------------------------
Putnam Investors Fund                               0.25%                                0.10%
Putnam Vista Fund                                   0.25%                                0.10%
Putnam International Growth Fund                    0.25%                                0.10%
Putnam High Yield Advantage Fund                    0.25%                                0.10%
Putnam Fund for Growth and Income                   0.25%                                0.10%
Putnam Voyager Fund                                 0.25%                                0.10%

                                AMENDMENT NO. 6
                                     TO THE
                          FUND PARTICIPATION AGREEMENT
                                  BY AND AMONG
                        HARTFORD LIFE INSURANCE COMPANY,
                          PUTNAM RETAIL MANAGEMENT, LP
                                      AND
                         PUTNAM FIDUCIARY TRUST COMPANY

THIS AMENDMENT is effective as of the 1st day of May 2002, by and among HARTFORD LIFE INSURANCE COMPANY (the "Insurer"); PUTNAM RETAIL MANAGEMENT, L. P. (the "Distributor"), and PUTNAM FIDUCIARY TRUST COMPANY ("PFTC").

WHEREAS, the Insurer and the Distributor are parties to that certain Fund Participation Agreement dated June 30, 1997, as amended on June 30, 1998, August 16, 1999, September 18, 2000, June 18, 2001, and September 1, 2001 (the
"Agreement"); and

WHEREAS, each of the parties hereto intend that the term "Contracts" as defined in the Agreement, include group variable annuity contracts and funding agreements marketed for issuance in connection with tax-favored retirement plans and programs, including, without limitation, such plans and programs intended to meet the requirements of sections 401, 403, or 457 of the Internal Revenue Code of 1986, as amended, (the "Code"); and

WHEREAS, certain Accounts fund only Contracts issued in connection with pension or profit-sharing plans intended to meet the requirements for qualification under section 401 of the Code, or eligible governmental deferred compensation plans within the meaning of section 457(b) of the Code, and such Accounts and Contracts funded by those Accounts are exempt from registration under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act"), respectively; and

WHEREAS, each of the parties hereto intends both Accounts which are registered under the 1940 Act and the 1933 Act, and Accounts which are exempt from such registration, to be able to invest in shares of the Funds; and

WHEREAS, each of the parties hereto wish to amend and restate certain of the Schedules to the Agreement in order to set forth the Accounts which can invest in shares of the Funds and to set forth the Funds, and the related Service Fees and sub-transfer agency fees payable to Hartford, or its affiliated broker-dealer, as applicable, with respect to the Funds; and

WHEREAS, each of the parties hereto wish to add PFTC as a party to the Agreement as transfer agent and shareholder servicing agent of the Funds.

NOW, THEREFORE, in consideration of present and prospective business relations, the Insurer, the Distributor and PFTC hereby agree as follows:

1. PFTC Added as a Party. PFTC is hereby added as a party to the Agreement as of the date of this Amendment.

2. Schedule A; Accounts of the Insurer. Any and all prior Schedules to the Agreement identifying the Accounts are hereby amended, restated and replaced with SCHEDULE A attached hereto in order to set forth those Accounts of the Insurer which may purchase shares of the Funds to serve as the underlying investment media for some or all of the Contracts as determined by the Insurer. The term "Account" as defined in the Agreement means those Accounts of the Insurer set forth on the attached Schedule A. Sections 3, 4, 5 6, and 7 of Amendment No. 5 to the Agreement shall apply to Insurer's services for all Accounts for which PFTC pays sub-transfer agency fees.

3. Schedule B; Funds, Service Fees and Sub-Transfer Agency Fees. Any and all Schedules to the Agreement identifying the Funds and the amount of corresponding fees payable to the Insurer, or its affiliated broker-dealer as appropriate, are hereby amended, restated and replaced with SCHEDULE B attached hereto. Such Schedule B sets forth the Funds, shares of which may be purchased by the Accounts in connection with the Contracts as determined by the Insurer, and the corresponding Service Fees and sub-transfer agency fees payable to the Insurer, or its affiliated broker-dealer as appropriate, for each Fund identified therein. The term "Funds" as defined in the Agreement means those Funds set forth on the attached Schedule B. Any Account set forth on attached Schedule A may invest in any Fund set forth on attached Schedule B.

4. Class A Shares. The parties confirm that the shares of the Funds to which the Agreement relates are Class A shares.

5. Representations of the Insurer. (a) Each Account will be registered under the 1940 Act and the 1933 Act, unless exempt from such registration. (b) As of the date of this Amendment, the sub-transfer agency fees set forth in the attached Schedule B are substantially similar to the sub-transfer agency fees (or other similar fees) received from other non-affiliated fund groups that have similar funds, a substantially similar relationship with the Insurer as the relationship between the Insurer and the Funds, and receive a similar level of services from the Insurer and/or its affiliates. Upon the written request of PFTC, which request may be made annually (or such other frequency as the parties may deem reasonable), the Insurer will advise PFTC if it has entered into an agreement with a non-affiliated fund group not previously offered through the Contracts and the sub-transfer agency fees payable by such other fund group are more favorable than those paid by PFTC hereunder; provided that, such other funds are similar to the Funds, the relationship between the such other fund group is similar to the relationship between the Insurer and the Funds, and the Insurer provides similar services to such other fund group. Notwithstanding the foregoing, PFTC and the Distributor acknowledge and agree that the Insurer is not and shall not be required to disclose to the Distributor, PFTC, the Funds, or any of their affiliates, any specific fees payable to the Insurer, or its affiliates, by or on behalf of any other fund group or company.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.

7. Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

PUTNAM RETAIL MANAGEMENT, LP         HARTFORD LIFE INSURANCE COMPANY

By   /s/ [ILLEGIBLE]                 By   /s/ [ILLEGIBLE]
     ------------------------------       ------------------------------

Its Managing Director                Its Senior Vice President
Duly Authorized                      Duly Authorized

PUTNAM FIDUCIARY TRUST COMPANY

By   /s/ [ILLEGIBLE]
     ------------------------------

Its Managing Director
Duly Authorized

                                   SCHEDULE A
                                     to the
                          FUND PARTICIPATION AGREEMENT
                                  By and Among
                        HARTFORD LIFE INSURANCE COMPANY,
                          PUTNAM RETAIL MANAGEMENT, LP
                                      and
                         PUTNAM FIDUCIARY TRUST COMPANY

                            Accounts of the Insurer

Accounts:

Separate Account K
Separate Account K-1
Separate Account K-2
Separate Account K-3
Separate Account K-4
Separate Account TK
Separate Account TK-1
Separate Account TK-2
Separate Account TK-3
Separate Account TK-4
Separate Account VK
Separate Account VK-1
Separate Account VK-2
Separate Account VK-3
Separate Account VK-4
Separate Account UK
Separate Account UK-1
Separate Account UK-2
Separate Account UK-3
Separate Account UK-4
Separate Account DC-III
Separate Account DC-IV
Separate Account DC-V
Separate Account DC-VI
Separate Account UFC
Separate Account 457
Separate Account Eleven

                                   SCHEDULE B
                                     to the
                          FUND PARTICIPATION AGREEMENT
                                  By and Among
                        HARTFORD LIFE INSURANCE COMPANY,
                          PUTNAM RETAIL MANAGEMENT, LP
                                      and
                         PUTNAM FIDUCIARY TRUST COMPANY

                FUNDS, SERVICE FEES AND SUB-TRANSFER AGENCY FEES

                                                                             SUB-TRANSFER
                                                     SERVICE FEE PAID BY      AGENCY FEE
NAME OF FUND                                             DISTRIBUTOR         PAID BY PFTC
--------------------------------------------------------------------------------------------
Putnam Capital Opportunities Fund                            0.25%                0.10%
Putnam Equity Income Fund                                    0.25%                0.10%
Putnam Global Growth Fund                                    0.25%                0.10%
The George Putnam Fund of Boston                             0.25%                0.10%
The Putnam Fund for Growth and Income                        0.25%                0.10%
Putnam High Yield Advantage Fund                             0.25%                0.10%
Putnam International Growth Fund                             0.25%                0.10%
Putnam International New Opportunities Fund                  0.25%                0.10%
Putnam New Opportunities Fund                                0.25%                0.10%
Putnam Investors Fund                                        0.25%                0.10%
Putnam Research Fund                                         0.25%                0.10%
Putnam Vista Fund                                            0.25%                0.10%
Putnam Voyager Fund                                          0.25%                0.10%